Exhibit 99.1

Idera Pharmaceuticals Receives Nasdaq Listing Notice

CAMBRIDGE, Mass., June 12, 2012 — Idera Pharmaceuticals, Inc. (Nasdaq: IDRA) today announced that it has received notice from the Nasdaq Listing Qualifications staff of the Nasdaq Stock Market that Idera is not in compliance with the minimum market value requirement for continued listing on The Nasdaq Global Market (the “MVLS requirement”) because the aggregate market value of Idera’s common stock was below $50 million for 30 consecutive business days (pursuant to Listing Rule 5450(b)(2)(A)).

The notification has no impact at this time on the listing of Idera’s common stock on The Nasdaq Stock Market and Idera’s common stock will continue to trade on The Nasdaq Global Market under the symbol “IDRA”. The Company has been provided a period of 180 calendar days, or until December 4, 2012, to regain compliance with the MVLS requirement. Idera can regain compliance if the aggregate market value of Idera’s common stock closes at $50 million or higher for a minimum of 10 consecutive business days at any time prior to December 4, 2012.

The Nasdaq Stock Market has advised the Company that, if the Company does not regain compliance by December 4, 2012, Nasdaq will provide written notification to Idera that its common stock is subject to delisting from the Nasdaq Global Market. Prior to December 4, 2012, the Company may apply to transfer the listing of its common stock to The Nasdaq Capital Market, provided it satisfies the requirements for continued listing on that market.

About Idera Pharmaceuticals, Inc.

Idera Pharmaceuticals applies its proprietary Toll-like receptor (TLR) drug discovery platform to create immunomodulatory drug candidates and has clinical development programs in autoimmune diseases and cancer. Additionally, Idera has a collaboration with Merck & Co. for the use of TLR-targeted candidates as vaccine adjuvants. The Company is also advancing its gene-silencing oligonucleotide (GSO) technology for the purpose of inhibiting the expression of disease-promoting genes. For more information, visit http://www.iderapharma.com.

Forward Looking Statements

This press release contains forward-looking statements concerning Idera Pharmaceuticals, Inc. that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Idera’s actual results to differ materially from those indicated by such forward-looking statements, including whether we will be able to regain compliance with the MVLS requirement or the minimum stockholders’ equity requirement on a timely basis or continue to satisfy other listing requirements of the Nasdaq Stock Market; whether results obtained in preclinical studies or early clinical trials will be indicative of results obtained in future clinical trials; whether products based on Idera’s technology will advance into or through the clinical trial process on a timely basis or at all and receive approval from the United States Food and Drug

Administration or equivalent foreign regulatory agencies; whether, if the Company’s products receive approval, they will be successfully distributed and marketed; whether the Company will be able to license IMO-2055 or any of its other compounds for further development on a timely basis or at all; whether the Company’s collaboration with Merck & Co, Inc., will be successful; whether the patents and patent applications owned or licensed by the Company will protect the Company’s technology and prevent others from infringing it; whether Idera’s cash resources will be sufficient to fund the Company’s operations; and such other important factors as are set forth under the caption “Risk Factors” in Idera’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012 which important factors are incorporated herein by reference. Idera disclaims any intention or obligation to update any forward-looking statements.

Contact:

Idera Pharmaceuticals, Inc.

Lou Arcudi, 617-679-5517

larcudi@iderapharma.com